SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                             FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported):
                        February 6, 1995



                     HEALTH CARE REIT, INC.
     (Exact name of registrant as specified in its charter)



          Delaware                1-8923           34-1096634
(State or other jurisdiction    (Commission       (IRS Employer
      of incorporation)         File Number)    Identification No.)



One SeaGate, Suite 1950, P.O. Box 1475, Toledo, Ohio     43603-1475
(Address of principal executive offices)                 (Zip Code)



(Registrant's telephone number, including area code):  419-247-2800






               This Instrument contains 5 pages.

            The Exhibit Index is located on page 4.


ITEM 5.   OTHER EVENTS.

     Approval of Revised Terms of the Acquisition
          of First Toledo Advisory Company
     --------------------------------------------


On February 6, 1995, Health Care REIT, Inc. (the "Company") announced that its Board of Directors had approved in principle the acquisition of First Toledo Advisory Company ("FTAC"). On May 9, 1995, the Company announced that the Company and FTAC revised the agreement in principle to eliminate the previously proposed stock purchase and loan arrangement and to decrease the overall number of shares issuable in connection with the transaction from 383,536 shares to 282,407 shares. Such shares would be issued in consideration of the acquisition. Under the revised agreement, the Company intends to account for the acquisition under the pooling of interests method of accounting. As previously announced, each of Messrs. Thompson and Wolfe would enter into five-year service agreements.

It is anticipated that the revised transaction will now occur in the third quarter of 1995.

Further information is set forth in the Company's press release dated May 9, 1995 attached hereto.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements of Business Acquired.

               None.

          (b)  Pro Forma Financial Information.

               None.

          (c)  Exhibits.

                  (1)  Press Release dated May 9, 1995



                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HEALTH CARE REIT, INC.



                              By:  /S/    BRUCE G. THOMPSON
                                  ---------------------------------
                                          Bruce G. Thompson

                              Its:  Chairman and Chief
                                    Executive Officer


Dated:   May 12, 1995



                             EXHIBIT INDEX


                  Designation
                 Number Under
                  Item 601 of
Exhibit No.     Regulation S-K         Description          Page #
- - ----------      --------------     --------------------     ------

    1                21            Press Release dated        5
                                       May 9, 1995